UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Titan Pharmaceuticals, Inc.

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TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 2, 2016

To the Stockholders of Titan Pharmaceuticals, Inc.:

The annual meeting of stockholders of Titan Pharmaceuticals, Inc. (“the Company, “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Tuesday, August 2, 2016 at 9:00 a.m. local time for the following purposes:

•	to elect a board of six directors;
•	to approve amendments to our 2015 Omnibus Equity Incentive Plan to (i) increase the number of shares of common stock reserved for awards from 1,363,637 to 2,500,000 and (ii) increase the maximum number of shares that may be granted to any one person in a calendar year from 90,909 to 500,000;
•	to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
•	to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on June 27, 2016 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you can vote electronically or please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These materials are also available on our website: www.titanpharm.com.

By Order of the Board of Directors,

Marc Rubin, M.D.
Executive Chairman of the Board

June 29, 2016

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (“Board”) for use at our annual meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Tuesday, August 2, 2016 at 9:00 a.m. local time, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

We mailed these proxy materials on or about June 29, 2016 to our stockholders of record and beneficial owners as of June 27, 2016.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC (the “2015 10-K”) is accessible free of charge on our website at http://proxy.titanpharm.com. It contains audited financial statements covering our fiscal years ended December 31, 2015 and 2014. You can request a copy of the 2015 10-K free of charge by calling 1-650-989-2268 or sending an e-mail to bcrowley@titanpharm.com. Please include your contact information with the request. The 2015 10-K, without exhibits, accompanies this proxy statement.

GENERAL INFORMATION ABOUT VOTING

Record Date

Only the holders of record of our common stock at the close of business on the record date, June 27, 2016 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 21,198,879 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the Record Date.

Quorum

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the annual meeting will constitute a quorum for purposes of voting on a particular matter at the annual meeting. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Voting

When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

1)	FOR the election of the six director nominees identified therein;
2)	FOR approval of amendments to our 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) to (i) increase the number of shares of common stock reserved for awards from 1,363,637 to 2,500,000 and (ii) increase the maximum number of shares that may be granted to any one person in a calendar year from 90,909 to 500,000 (collectively, the “Amendments”);
3)	FOR ratification of the appointment of OUM & Co. LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4)	in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval

Assuming the presence of a quorum at the annual meeting:

•	The election of directors will be determined by a plurality of the votes cast. This means that the six nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.
•	The approval of the Amendments to the Plan and the ratification of the appointment of OUM & Co. LLP require the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on these proposals.

Broker Non-Votes

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors or the proposal to approve the Amendments to the 2015 Plan without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the annual meeting.

Revocability of Proxies

You may revoke any proxy given in response to this solicitation by notifying the Company in writing at the above address, attention: Corporate Secretary by 5 p.m. on August 1, 2016, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Controller either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.

CORPORATE GOVERNANCE

Independence of Directors

The following members of our Board meet the independence requirements and standards currently established by the NASDAQ Stock Market (“Nasdaq”): Joseph A. Akers, Victor J. Bauer, Eurelio M. Cavalier, M. David MacFarlane, James R. McNab, Jr. and Ley S. Smith.

Board Committees

Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or governance committee.

The audit committee was formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and currently consists of Joseph A. Akers, Ley S. Smith, M. David MacFarlane and Victor J. Bauer, each of whom meets the independence requirements and standards currently established by the Nasdaq and the SEC. In addition, the Board has determined that Mr. Akers is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and Nasdaq. The audit committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. During the fiscal year ended December 31, 2015, the audit committee met four times.

The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for our officers, including our Principal Executive Officer, and employees and administers our stock option plans. The compensation committee currently consists of Joseph A. Akers, Victor J. Bauer and Eurelio M. Cavalier, each of whom meets the independence requirements and standards currently established by Nasdaq. The compensation committee met one time and took action by written consent one time during the fiscal year ended December 31, 2015.

The purpose of the governance committee is to assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. The governance committee currently consists of Eurelio M. Cavalier and James R. McNab, Jr., each of whom meets the independence requirements and standards currently established by the Nasdaq. The governance committee met one time during the fiscal year ended December 31, 2015.

Generally, director nominees are identified and suggested by our directors or management using their business networks. Our Board does not have any specific minimum qualifications that director nominees must have in order to be considered; however, the Board does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise.

Since becoming a public company, we have not received board candidate recommendations from our stockholders. While we do not have a policy with respect to the consideration of any such candidates that may be recommended in the future, the Board and the governance committee will undertake the same evaluation process as they do for all potential Board members.

The charters for the audit, compensation and governance committees, which have been adopted by our Board, contain detailed descriptions of the committees’ duties and responsibilities and are available in the About Titan section of our website at www.titanpharm.com.

Board Leadership Structure

Currently, our principal executive officer and chairman of the Board positions are held separately by Sunil Bhonsle and Marc Rubin, respectively.

Role of the Board in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The audit committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board, which also considers our risk profile. The audit committee and the full Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Board Meetings

Our business affairs are managed under the direction of our Board, which is currently composed of eight members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. During the fiscal year ended December 31, 2015, the Board met six times and no incumbent director attended fewer than 75% of the meetings of the Board and board committees of which the director was a member.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code”) in February 2013 that applies to all directors, officers and employees. The Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012 and is available on our website at www.titanpharm.com as part of that report. A copy of the Code will also be provided to any person without charge, upon written request sent to us at our offices located at 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080.

Communications with the Board

Stockholders can mail communications to the Board, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080, who will forward the correspondence to each addressee.

Director Attendance at Annual Stockholder Meeting

Our Board does not have a formal policy regarding director attendance at our annual meeting of stockholders, but all directors are encouraged to attend. All of our directors who were standing for re-election at our 2015 annual meeting attended that meeting, either in person or via teleconference. All directors standing for re-election this year anticipate attending the Annual Meeting, either in person or via teleconference.

AUDIT COMMITTEE REPORT

SEC rules require us to include in our Proxy Statement a report from our audit committee. The following report concerns the audit committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report in such filings.

It is the duty of the audit committee to provide independent, objective oversight of our accounting functions and internal controls. The audit committee acts under a written charter that sets forth the audit-related functions we are expected to perform. Our functions are to:

•	serve as an independent and objective party to monitor Titan’s financial reporting process and system of internal control structure;
•	review and appraise the audit efforts of Titan’s independent registered public accounting firm; and
•	provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate financial personnel. We meet privately with the independent auditors, who have unrestricted access to the audit committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether non-audit related services provided by Titan’s independent auditors are compatible with their independence.

Titan’s management has primary responsibility for the Company’s financial statements and overall reporting process, including its system of internal control structure. The independent auditors (i) audit the annual financial statements prepared by management, (ii) express an opinion as to whether those financial statements fairly present Titan’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and (iii) discuss with the Company any issues they believe should be raised. Our responsibility is to monitor and review these processes. It is not our duty or responsibility to conduct auditing or accounting reviews or procedures.

This year, we reviewed Titan’s audited financial statements and met with both management and OUM & Co. LLP, Titan’s independent auditors, to discuss those financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. We have received from and discussed with OUM & Co. LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees). These items relate to that firm’s independence Titan. We also discussed with OUM & Co. LLP any matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, we recommended to the Board that Titan’s audited financial statements should be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The Audit Committee

Joseph A. Akers
Victor J. Bauer
M. David MacFarlane
Ley S. Smith

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of the Record Date, we had 21,198,879 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned
Joseph A. Akers	16,819	(3)	*
Victor J. Bauer, Ph.D.	67,489	(4)	*
Sunil Bhonsle	531,911	(5)	2.5%
Eurelio M. Cavalier	87,744	(6)	*
M. David MacFarlane, Ph.D.	70,468	(7)	*
James R. McNab, Jr.	116,819	(8)	*
Marc Rubin, M.D.	599,128	(9)	2.8%
Ley S. Smith	75,015	(10)	*
Braeburn Pharmaceuticals, Inc.	1,069,220	(11)	5.0%
Robert E. Mead	1,355,220	(12)	6.4%
All executive officers and directors as a group (8) persons	1,565,393		7.0%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Includes 16,819 shares issuable upon exercise of outstanding options.
(4)	Includes 60,916 shares issuable upon exercise of outstanding options.
(5)	Includes (i) 351,649 shares issuable upon exercise of outstanding options and (ii) 54,684 shares held in a family trust for which he serves as trustee.
(6)	Includes 54,559 shares issuable upon exercise of outstanding options.
(7)	Includes 48,193 shares issuable upon exercise of outstanding options.
(8)	Includes 16,819 shares issuable upon exercise of outstanding options.
(9)	Includes 442,811 shares issuable upon exercise of outstanding options.
(10)	Includes 54,559 shares issuable upon exercise of outstanding options.
(11)	Derived from a Schedule 13D/A filed by Braeburn, Apple Tree Partners IV, L.P. (“ATP IV”), ATP III GP, Ltd. (“ATP GP”) and Seth L. Harrison (“Harrison”). As an entity that controls Braeburn, ATP IV may be deemed to own beneficially such shares. As the sole general partner of ATP IV, ATP GP may be deemed to own beneficially such shares. As the sole owner and director of ATP GP, Harrison may be deemed to own beneficially such shares. Each of the foregoing persons except Braeburn, disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. The address of the principal business office of Braeburn is c/o Apple Tree Partners, 230 Park Avenue, Suite 2800, New York, New York 10169.
(12)	Derived from a Schedule 13G filed by Mr. Mead. The address of Mr. Mead’s principal business office is 3653 Maplewood Ave., Dallas, TX 75205.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, six directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Eurelio M. Cavalier, M. David MacFarlane and James R. McNab, Jr. unless the proxy contains contrary instructions. Victor Bauer and Ley Smith will be retiring from the Board as of the meeting date. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until their death, retirement, resignation or removal in accordance with our bylaws. Set forth below are the respective principal occupations or brief employment histories of the six nominees.

Marc Rubin, M.D. (61) served as our President and Chief Executive from October 2007 until December 2008 and was re-engaged as our Executive Chairman in May 2009. He has served on our Board since November 2007. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the Company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of increasing responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College. Dr. Rubin currently serves on the board of directors of Curis Inc. and Galectin Therapeutics. Based on Dr. Rubin’s position as the executive chairman, his extensive senior management experience and service on boards of directors in the biotechnology and pharmaceutical industries and his medical background, our Board believes that Dr. Rubin has the appropriate set of skills to serve as a member of the Board.

Sunil Bhonsle (66) served as our Executive Vice President and Chief Operating Officer from September 1995 until December 2008 and was re-engaged as our President in May 2009. He has served on our Board since February 2004. Mr. Bhonsle served in various positions in financial and operations management, including Vice President and General Manager — Plasma Supply and Manager — Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology. Based on Mr. Bhonsle’s position as our principal executive officer and his substantial experience in the pharmaceutical industry, particularly in the areas of clinical development and manufacturing, our Board believes that Mr. Bhonsle has the appropriate set of skills to serve as a member of the Board.

Joseph A. Akers (70) was employed in various capacities by Bayer Corporation, Bayer Healthcare and certain related entities, including as president of the Hematology/Cardiology Business Unit from 2004 to 2007, president and chief executive officer of Bayer Business and Corporate Services from July 2002 through 2003 and executive vice president and chief administrative and financial officer from 1999 to July 2002. He has served on our Board since November 2014. Mr. Akers received a B.S. in marketing and an M.B.A. in finance from the University of California at Berkeley.. Based on Mr. Akers’ extensive management experience in the pharmaceutical industry, particularly in the areas of administration and finance, our Board believes that Mr. Akers has the appropriate set of skills to serve as a member of the Board.

Eurelio M. Cavalier (83) was employed in various capacities by Eli Lilly & Co. from 1958 until his retirement in 1994, serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993. He has served on our Board since September 1998.

Based on Mr. Cavalier’s management experience in the pharmaceutical industry, particularly in the area of sales and marketing, our Board believes that Mr. Cavalier has the appropriate set of skills to serve as a member of the Board.

M. David MacFarlane, Ph.D. (75) served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. from 1989 until his retirement in August 1999. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs. He has served on our Board since May 2002. Based on Dr. MacFarlane’s management experience in the pharmaceutical industry, particularly in the area of clinical and regulatory affairs, our Board believes that Dr. MacFarlane has the appropriate set of skills to serve as a member of the Board.

James R. McNab, Jr. (72) has served since 1998 as chief executive officer and chairman of Palmetto Pharmaceuticals, Inc., a privately-held drug discovery company he founded. He has served on our Board since November 2014. He has been a chairman of the board of directors of Curis, Inc. (Nasdaq:CRIS), an oncology focused biotechnology company, since May 2002. Since 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company, and as chief executive officer of JT Pharmaceuticals, Inc., a privately-held drug discovery company. Mr. McNab has co-founded several privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products. He received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. Based on Mr. McNab’s extensive management experience in the pharmaceutical industry, our Board believes that Mr. McNab has the appropriate set of skills to serve as a member of the Board.

As indicated above, each of our directors has extensive management and operational experience in one or more facets of the pharmaceutical industry, including research, product development, clinical and regulatory affairs, manufacturing and sales and marketing, providing our company with the leadership needed by a specialty pharmaceutical company in all stages of its development.

Directors hold office until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and are qualified.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

DIRECTOR COMPENSATION

The following table summarizes compensation that our non-employee directors earned during 2015 for services as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Akers(1)	$55,000	$—	$46,640	$—	$—	$—	$101,640
Victor J. Bauer(2)	55,000	—	53,843	—	—	—	108,843
Eurelio M. Cavalier(3)	57,500	—	53,843	—	—	—	111,343
M. David MacFarlane.(4)	52,500	—	53,843	—	—	—	106,343
James R. McNab, Jr.(5)	51,875	—	46,640	—	—	—	98,515
Ley S. Smith(6)	55,000	—	53,843	—	—	—	108,843

(1)	The aggregate number of option awards held at December 31, 2015 was 16,819.
(2)	The aggregate number of option awards held at December 31, 2015 was 61,826.
(3)	The aggregate number of option awards held at December 31, 2015 was 55,469.
(4)	The aggregate number of option awards held at December 31, 2015 was 48,193.
(5)	The aggregate number of option awards held at December 31, 2015 was 16,819.
(6)	The aggregate number of option awards held at December 31, 2015 was 55,469.

EXECUTIVE COMPENSATION

Overview

During 2015, Dr. Rubin and Mr. Bhonsle continued as our Executive Chairman and President, respectively, with compensation packages structured to reflect our current level of operations and resources. The key objectives for 2015 were to support the review by the FDA of the Probuphine NDA, and if approved, support Braeburn in the commercial launch of the product. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the year ended December 31, 2015. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year; however, we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Compensation Program Objectives and Philosophy

Our compensation committee currently oversees the design and administration of our executive compensation program. It reviews and approves all elements of compensation for each of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance. We define our competitive markets for executive talent to be the pharmaceutical and biotechnology industries in northern California. To date, we have utilized the Radford Biotechnology Surveys, a third party market specific compensation survey, and, when applicable, other independent third-party compensation consultants to benchmark our executive compensation.

The principal elements of our executive compensation program have historically been base salary, annual cash incentives, long-term equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites have consisted of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy has been to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance recognizing operational needs and limited financial resources during this period.

During 2015, our operations continued to focus on efforts to assist Braeburn in connection with the resubmission of the Probuphine NDA and advance our early stage ProNeura development programs for PD and hypothyroidism in order to maximize stockholder value by expanding our potential product pipeline.

Accordingly, our Compensation Committee continued a compensation plan which provides base salary and potential earnings through stock option and restricted stock awards.

Base Salaries

During 2015, the base salary of our named executives was reflective of the availability of resources and level of continuing operations. Dr. Rubin received an annual salary of $210,000 and Mr. Bhonsle received an annual salary of $300,000.

As we continue to evaluate the strategic alternatives for us going forward and our related human resource requirements, our compensation committee will continue to review appropriate base salaries for our executive officers. In making its determination, the compensation committee will consider the time commitment necessary and the roles our executives will play in implementing our plans.

Long-term Equity Incentives

We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.

Historically, for our named executive officers, our stock option grants were of a size and term determined and approved by the compensation committee in consideration of the range of grants in the Radford Survey, generally falling within the 50 – 75% range outlined in the survey. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. Generally, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock option grants have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term
• Termination by us for Reason Other than Cause, Disability or Death	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Termination for Disability, Death or Retirement	• Forfeit Unvested Options	• Earlier of: (1) 2 years or (2) Remaining Option Period
• Termination for Cause	• Forfeit Vested and Unvested Options	• Expire
• Other Termination	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Change in Control	• Accelerated*	• *

*	The compensation committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

In March 2015, Dr. Rubin and Mr. Bhonsle were granted options to purchase 36,364 shares and 43,637 shares of common stock, respectively, of which options to purchase 18,182 shares and 21,819 shares, respectively, vested immediately and the balance will vest on the first anniversary of the grant date.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was, or has been at any time in the last 10 years, an officer or employee of Titan or any of our former subsidiaries. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of our company or another entity.

SUMMARY COMPENSATION TABLE

The following table shows information concerning the annual compensation for services provided to us by our Executive Chairman and our President and Principal Financial Officer for the periods set forth.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)	Total Compensation ($)
Marc Rubin, M.D. Executive Chairman	2015	$210,000	$—	$473,719	$—	$—	$683,719
	2014	210,000	—	—	66,000	—	276,000
	2013	210,000	—	—	—	—	210,000
Sunil Bhonsle Chief Executive Officer, President and Principal Financial Officer	2015	300,000	—	496,767	—	—	796,767
	2014	300,000	—	—	66,000	—	366,000
	2013	300,000	—	—	—	—	300,000

(1)	Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 12 of the Notes to Financial Statements in the 2015 10-K.

GRANTS OF PLAN-BASED AWARDS

The following table shows information concerning grants of plan based awards to named executive officers during the year ended December 31, 2015.

Name	Grant Date	Approval Date(1)	Number of Shares of Common Stock Underlying Awards (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Marc Rubin, M.D.	3/16/2015	3/15/2015	36,364	(3)	$—	$115,235
	12/14/2015	12/10/2015	90,900	(4)	$—	$358,484
Sunil Bhonsle	3/16/2015	3/15/2015	43,637	(3)	$—	$138,283
	12/14/2015	12/10/2015	90,900	(4)	$—	$358,484

(1)	All grants were approved by the Compensation Committee on the dates indicated.
(2)	Valuation assumptions are found in Note 12 of the Notes to Financial Statements in the 2015 10-K.
(3)	These option grants were 50% vested on the grant date with the balance vesting on the first anniversary of the grant date.
(4)	These option grants vest monthly over 24 months from the grant date.

Employee Benefits Plans

The principal purpose of our stock incentive plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The stock option plans provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

2001 Stock Option Plan

In August 2001, we adopted the 2001 Employee Non-Qualified Stock Option Plan, or the 2001 NQ Plan, pursuant to which 318,182 shares of common stock were authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan. The 2001 NQ Plan expired by its terms in August 2011. On December 31, 2015, options to purchase an aggregate of 204,375 shares of our common stock were outstanding under the 2001 NQ Plan.

2002 Stock Incentive Plan

In July 2002, we adopted the 2002 Stock Incentive Plan, or the 2002 Plan. Under the 2002 Plan, as amended, a total of approximately 1.3 million shares of our common stock were authorized for issuance to employees, officers, directors, consultants, and advisers. The 2002 Plan expired by its terms in July 2012. On December 31, 2015, options to purchase an aggregate of 672,519 shares of our common stock were outstanding under the 2002 Plan.

2014 Incentive Plan

In February 2014, our Board adopted the 2014 Incentive Plan, or the 2014 Plan, pursuant to which 454,546 shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On December 31, 2015, options to purchase 308,927 shares of our common stock were outstanding under the 2014 Plan. No additional awards under the 2014 Plan will be made.

2015 Omnibus Equity Incentive Plan

In June 2015, our Board adopted and in August 2015 our stockholders approved the 2015 Omnibus Equity Incentive Plan, or the 2015 Plan, pursuant to which approximately 1.4 million shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On December 31, 2015, options to purchase 449,800 shares of our common stock were outstanding under the 2015 Plan. On the Record Date, there were options to purchase 618,000 shares of common stock outstanding under the 2015 Plan. We are seeking stockholder approval of the Amendments to the Plan. See “Proposal No. 2 Approval of Amendments to the Titan Pharmaceuticals, Inc. 2015 Omnibus Equity Incentive Plan.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable		Exercise Price ($)	Expiration Date
Marc Rubin, M.D.	79,546	—		$13.20	10/01/2017
	1,364	—		8.36	5/30/2018
	18,182	—		4.34	5/17/2019
	2,729	—		4.34	5/17/2019
	51,818	—		4.34	5/17/2019
	111,819	—		4.34	5/17/2019
	27,273	—		7.70	4/15/2021
	45,455	—		6.32	1/3/2022
	18,182	18,182	(1)	3.30	3/16/2025
	—	90,900	(2)	5.10	12/14/2025
Sunil Bhonsle	14,572	—		7.70	1/3/2016
	2,046	—		12.92	8/29/2016
	13,939	—		17.21	1/3/2017
	909	—		8.36	5/30/2018
	18,182	—		4.34	5/17/2019
	1,819	—		4.34	5/17/2019
	70,910	—		4.34	5/17/2019
	56,364	—		4.34	5/17/2019
	36,364	—		7.70	4/15/2021
	54,546	—		6.32	1/3/2022
	21,819	21,819	(1)	3.30	3/16/2025
	—	90,900	(2)	5.10	12/14/2025

(1)	These option grants were 50% vested on the grant date with the balance vesting on the first anniversary of the grant date.
(2)	These option grants vest monthly over 24 months from the grant date.

There were no option exercises by our named executive officers during 2015.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Rubin and Mr. Bhonsle participated.

Employment Agreements

During the year ended December 31, 2015, we were not parties to employment agreements with Dr. Rubin and Mr. Bhonsle as such agreements expired by their terms on December 31, 2013.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE 2015 OMNIBUS EQUITY INCENTIVE PLAN

On June 17, 2016, the Board adopted, subject to the receipt of stockholder approval, the Amendments to the 2015 Plan to (i) increase the number of shares of common stock reserved for awards from 1,363,637 to 2,500,000 and (ii) increase the maximum number of shares that may be granted to any one person in a calendar year from 90,909 to 500,000. The purpose of the Amendments is to assist us in attracting and retaining the key employees, directors and consultants that we believe we need to advance our ProNeura product development programs and strategic partnering initiatives following FDA approval of Probuphine in May 2016. The Amendments will only become effective upon our receipt of stockholder approval of this Proposal No. 2.

General Description of the 2015 Plan

The following is a summary of the material provisions of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is attached to this proxy statement as Annex A.

Administration.  The 2015 Plan is administered by the compensation committee of the Board, which consists of three members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the compensation committee has complete discretion, subject to the express limits of the 2015 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2015 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2015 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Grant of Awards; Shares Available for Awards.  The 2015 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of Titan or its affiliates. We have reserved a total of 1,363,637 shares of common stock for issuance as or under awards to be made under the 2015 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The number of shares of common stock for which awards may be granted under the 2015 Plan to a participant who is an employee in any calendar year is limited to 90,909 shares.

Currently, there are 19 employees and directors who would be entitled to receive stock options and/or shares of restricted stock under the 2015 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2015 Plan as well. The number of stock options and/or shares of restricted stock to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or shares of restricted stock is dependent upon various factors such as hiring requirements and job performance.

Stock Options.  The 2015 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); provided, however, that ISOs may only be issued if our stockholders approve the 2015 Plan at the annual meeting. Stock options may be granted on such terms and conditions as the compensation committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our common stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights.  A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2015 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards.  Performance share and performance unit awards entitle the participant to receive cash or shares of our common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Distribution Equivalent Right Awards.  A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of our common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award under the 2015 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.

Restricted Stock Awards and Restricted Stock Unit Awards.  A restricted stock award is a grant or sale of common stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Unrestricted Stock Awards.  An unrestricted stock award is a grant or sale of shares of our common stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to Titan or an affiliate or for other valid consideration.

Change-in-Control Provisions.  In connection with the grant of an award, the compensation committee may provide that, in the event of a change in control, such award will become fully vested and immediately exercisable.

Repricing Prohibited.  Without stockholder approval or as a result of a change in control, the compensation committee does not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding option or stock appreciation right, or to grant any new award or make any payment of cash in substitution for or upon the cancellation of options and/or stock appreciation rights previously granted.

Amendment and Termination.  The compensation committee may adopt, amend and rescind rules relating to the administration of the 2015 Plan, and amend, suspend or terminate the 2015 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2015 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2015 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Code Section 162(m).

Certain Federal Income Tax Consequences of the 2015 Plan

The following is a general summary of the federal income tax consequences under current U.S. tax law to the Company and to participants in the 2015 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, stock appreciation rights, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Company to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Company’s common stock. For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Company’s common stock received under the 2015 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S. state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2015 Plan, or shares of the Company’s common stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2015 Plan or shares of the Company’s common stock issued thereto pursuant to the 2015 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A U.S. Participant does not recognize taxable income upon the grant of an SAR. The U.S. Participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A U.S. Participant does not recognize taxable income upon the receipt of a performance share award until the shares are received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount thereby paid for the shares, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant does not recognize taxable income upon the receipt of a performance unit award, restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.

A U.S. Participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2015 PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected OUM & Co. LLP (“OUM”) to serve as our independent accountants for the year ending December 31, 2016. A representative of OUM is expected to be present by teleconference at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of stockholders and, accordingly, the vote will not be binding on our Board or our company. However, if stockholders fail to ratify the appointment, the audit committee will reconsider its appointment of OUM.

Aggregate fees billed by OUM during the fiscal years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Audit Fees	$149,091	$162,382
Audit-Related Fees	—	—
Tax Fees	32,425	18,455
All Other Fees	—	—
Total	$181,516	$180,837

Audit Fees — This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees — This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees — This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees — During the years ended December 31, 2015 and 2014, OUM did not incur any fees for other professional services.

The audit committee reviewed and approved all audit and non-audit services provided by OUM and concluded that these services were compatible with maintaining its independence. The audit committee approved the provision of all non-audit services by OUM. Of the total number of hours expended during OUM’s engagement to audit our financial statements for the year ended December 31, 2015, none of the hours were attributed to work performed by persons other than permanent, full-time employees of OUM.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the audit committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the audit committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The audit committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The audit committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the audit committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The audit committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us;
•	provision by the independent auditors to us of strategic consulting services of the type typically provided by management consulting firms; or
•	the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the audit committee on a case-by-case basis where such services are to be paid for by us, and the audit committee will be informed of any services to be provided to such individuals that are not to be paid for by us.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the audit committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and us;
•	whether the service places the auditor in the position of auditing his or her own work;
•	whether the service results in the auditor acting as management or an employee of our company; and
•	whether the service places the auditor in a position of being an advocate for our company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUM & Co. LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related party transactions in 2015 and, as of the date of this proxy statement, none have been undertaken in 2016.

Our Board is charged with reviewing and approving all potential related party transactions and, in accordance with its charter, the audit committee reviews and provides oversight of related-person transactions, as required by stock exchange rules and regulations.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2015.

GENERAL

Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our company at following address: 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

STOCKHOLDER PROPOSALS

The annual meeting of stockholders for the fiscal year ending December 31, 2016 is expected to be held in August 2017. Any stockholder proposal intended to be included in our proxy statement and form of proxy for presentation at the 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than March 1, 2017. As to any proposal submitted for presentation at the 2017 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2017 annual meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before May 15, 2017.

By Order of the Board of Directors,

/s/ Marc Rubin

Marc Rubin, M.D.
Executive Chairman of the Board of Directors

Dated: June 28, 2016

Annex A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
TITAN PHARMACEUTICALS, INC.
TO BE HELD ON AUGUST 2, 2016

Sunil Bhonsle, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the 2016 annual meeting of stockholders and any adjournment thereof.

This proxy when properly executed, will be voted in the manner directed herein by the unsigned stockholder. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3.

The board of directors recommends a vote FOR Proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Eurelio M. Cavalier, M. David MacFarlane, James R. McNab, Jr. _______________________

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.	APPROVAL OF THE AMENDMENTS TO THE TITAN PHARMACEUTICALS, INC. 2015 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE AND THE PER PERSON MAXIMUM ANNUAL GRANT.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	RATIFICATION OF OUM & CO. LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) AND POSTPONEMENT(S) THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: , 2016	Signature
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.